Exhibit 99.1

Full Year and Fourth Quarter 2018 Earnings Results

TPG Specialty Lending, Inc. Reports Full Year and Fourth Quarter 2018 Earnings Results; Declares a Fourth Quarter Supplemental Dividend Per Share of $0.12 and a First Quarter Base Dividend Per Share of $0.39

NEW YORK—February 20, 2019— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $143.9 million, or $2.25 per share, and net income of $119.0 million, or $1.86 per share, for the year ended December 31, 2018. For the quarter ended December 31, 2018, net investment income was $44.1 million, or $0.67 per share, and net income was $14.2 million, or $0.22 per share. Reported net asset value per share was $16.25 at December 31, 2018 as compared to $16.47 at September 30, 2018.

The difference between this quarter’s net investment income per share and net income per share was primarily driven by $0.23 per share of unrealized losses from the impact of widening credit spreads on the valuation of the Company’s portfolio and $0.29 per share of reversal of net unrealized gains from full investment realizations. This was partially offset by unrealized mark-to-market gains of $0.10 per share related to the Company’s interest rate swaps resulting from a flattening of the forward LIBOR curve during the quarter.

Return on equity (ROE) for the full year 2018 was 14.0% and 11.6% on a net investment income and a net income basis, respectively. Annualized ROE for the fourth quarter 2018 was 16.4% and 5.3% on a net investment income and a net income basis, respectively.

The Company announced that its Board of Directors has declared a first quarter 2019 base dividend of $0.39 per share for stockholders of record as of March 15, 2019, payable on April 15, 2019. The Company’s Board of Directors also declared a fourth quarter supplemental dividend of $0.12 per share for stockholders of record as of February 28, 2019, payable on March 29, 2019.

The Company’s Board of Directors also approved an extension of its stock repurchase plan (“Company 10b5-1 Plan”) to acquire up to $50 million in the aggregate of TSLX’s common stock at prices just below TSLX’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. Unless extended or terminated by its Board of Directors, the Company expects that the stock repurchase plan will be in effect through the earlier of August 31, 2019, or such time as the approved $50 million repurchase amount has been fully utilized, subject to certain conditions. Under the Company 10b5-1 Plan, no shares were repurchased during the fiscal year ended December 31, 2018.

In February 2019, the Company entered into an amendment to the Revolving Credit Facility. Under the terms of the amendment, aggregate commitments under the facility were increased to $1.17 billion, the accordion was increased to allow for commitments of up to $1.50 billion, and the stated maturity date has been extended to February 2024. Other key terms of the Revolving Credit Facility remain unchanged.

Net Investment Income
2018 ($MM): 4Q18 ($MM):	$143.9 $44.1
2018 (per share): 4Q18 (per share):	$2.25 $0.67

Net Income
2018 ($MM): 4Q18 ($MM):	$119.0 $14.2
2018 (per share): 4Q18 (per share):	$1.86 $0.22

NAV
4Q18 ($MM):	$1,063.2
4Q18 (per share):	$16.25
4Q18 (per share, PF):	$16.13

ROE
2018 (NII): 4Q18 (NII, annualized):	14.0% 16.4%
2018 (NI): 4Q18 (NI, annualized):	11.6% 5.3%

Dividend (per share)
4Q18 (Supp.):	$0.12
1Q19 (Base):	$0.39
2018 (Base): 2018 (Supp.): 2018 (Total):	$1.56 $0.31 $1.87

Portfolio and Investment Activity

Full Year

For the year ended December 31, 2018, gross originations totaled $2,199.4 million. This compares to $2,251.5 million for the year ended December 31, 2017.

For the year ended December 31, 2018, the principal amount of new investments funded was $816.9 million in 19 new portfolio companies and 14 existing portfolio companies. For this period, the Company had $790.3 million aggregate principal amount in exits and repayments.

For the year ended December 31, 2017, the principal amount of new investments funded was $989.3 million in 22 new portfolio companies and 12 existing portfolio companies. For this period, the Company had $951.5 million aggregate principal amount in exits and repayments.

Fourth Quarter

For the quarter ended December 31, 2018, gross originations totaled $373.4 million. This compares to $1,066.7 million for the quarter ended December 31, 2017.

For the quarter ended December 31, 2018, the principal amount of new investments funded was $147.7 million in 4 new portfolio companies and 6 existing portfolio companies. For this period, the Company had $382.6 million aggregate principal amount in exits and repayments.

For the quarter ended December 31, 2017, the principal amount of new investments funded was $271.8 million in 5 new portfolio companies and 2 existing portfolio companies. For this period, the Company had $136.4 million aggregate principal amount in exits and repayments.

As of December 31, 2018 and December 31, 2017, the Company had investments in 46 and 45 portfolio companies, respectively, with an aggregate fair value of $1,706.0 million and $1,693.7 million, respectively. As of December 31, 2018, the average investment size in each portfolio company was $37.1 million based on fair value.

As of December 31, 2018, the Company’s portfolio based on fair value consisted of 96.9% first-lien debt investments, 0.2% second-lien debt investments, 0.2% mezzanine investments, and 2.7% equity and other investments. As of December 31, 2017, the Company’s portfolio based on fair value consisted of 93.4% first-lien debt investments, 3.6% second-lien debt investments, and 3.0% equity and other investments. As of December 31, 2018 and December 31, 2017, approximately 97.1% and 97.0% of the portfolio was invested in secured debt, respectively.

2018
Gross Originations: $2,199.4MM Fundings: $816.9MM Net Fundings: $26.6MM

4Q18
Gross Originations: $373.4MM Fundings: $147.7MM Net Fundings: ($234.8MM)

Average Investment Size
$37.1MM (2.2% of the portfolio at fair value)

First Lien Debt Investments (% FV)
96.9%

Secured Debt Investments (% FV)
97.1%

As of December 31, 2018, 99.7% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 93.4% of these subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of December 31, 2018 and September 30, 2018, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.6% and 11.1%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.7% and 11.3%, respectively.

As of December 31, 2018, 100% of the portfolio at fair value was meeting all payment and covenant requirements, and no investments were on non-accrual status.

Weighted Average Portfolio Yields
Yield at Fair Value:	11.6%
Yield at Amortized Cost:	11.7%

Results of Operations for the Full Year and Quarter Ended December 31, 2018

Full Year

For the years ended December 30, 2018 and 2017, investment income totaled $261.9 million and $210.9 million, respectively. The increase in investment income was primarily driven by an increase in the average size of the investment portfolio, an increase in prepayment fees, and an increase in other income.

Net expenses totaled $114.6 million and $87.8 million for the years ended December 31, 2018 and 2017, respectively. This increase in net expenses was primarily driven by an increase in interest expense. This was due to an increase in the average debt outstanding, an increase in the average interest rate on the debt outstanding due to an increase in LIBOR, and a change in the mix of the Company’s debt funding sources.

Fourth Quarter

For the quarters ended December 30, 2018 and 2017, investment income totaled $74.7 million and $48.8 million, respectively. The increase in investment income was primarily driven by an increase in the effective LIBOR on income producing investments, an increase in prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns.

Net expenses totaled $29.7 million and $21.4 million for the quarters ended December 30, 2018 and 2017, respectively. This increase in net expenses was primarily due to an increase in interest expense following an increase in the average interest rate on the debt outstanding due to an increase in LIBOR, and higher management and incentive fees.

Liquidity and Capital Resources

As of December 31, 2018, the Company had $10.6 million in cash and cash equivalents, including $7.3 million of restricted cash, total principal value of debt outstanding of $625.0 million, and $752.5 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 4.5% and 4.3% for the quarters ended December 31, 2018 and September 30, 2018, respectively. Average debt to equity was 0.71x and 0.91x during the quarters ended December 31, 2018 and September 30, 2018, respectively.

(1)

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

2018
Investment Income: $261.9MM Net Expenses: $114.6MM

4Q18
Investment Income: $74.7MM Net Expenses: $29.7MM

Total Principal Debt Outstanding
$625.0MM

Available Liquidity
$752.5MM

Debt-to-Equity Ratio
4Q18 Quarter End:	0.59x
2018 Average(1): 4Q18 Average(1):	0.84x 0.71x

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on February 21, 2019. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508
International: +1 (253) 237-1122
Conference ID: 6389804

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on February 21 through February 28 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056
International: +1 (404) 537-3406
Conference ID: 6389804

Financial Highlights

(Amounts in millions, except per share amounts)

	Three Months Ended
	(unaudited)
	December 31, 2018	September 30, 2018	December 31, 2017
Investments at Fair Value	$1,706.0	$1,981.9	$1,693.7
Total Assets	$1,730.3	$2,007.0	$1,720.2
Net Asset Value Per Share	$16.25	$16.47	$16.09
Supplemental Dividend Per Share	$0.12	$0.05	$0.03
Pro Forma Net Asset Value Per Share(1)	$16.13	$16.42	$16.06

Investment Income	$74.7	$63.0	$48.8
Net Investment Income	$44.1	$32.3	$26.9
Net Income	$14.2	$37.4	$26.7

Net Investment Income Per Share	$0.67	$0.50	$0.45
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.45)	$0.07	$(0.01)
Net Income Per Share	$0.22	$0.57	$0.44
Annualized Return on Equity (Net Investment Income)(2)	16.4%	12.1%	11.1%
Annualized Return on Equity (Net Income)(2)	5.3%	14.0%	11.0%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.6%	11.1%	10.7%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.7%	11.3%	10.8%
Percentage of Debt Investment Commitments at Floating Rates (3)	99.7%	99.8%	100.0%

(1)	Pro Forma Net Asset Value Per Share gives effect to the supplemental dividend declared related to earnings in the applicable period.
(2)	Return on equity is calculated using prior period’s ending net asset value per share.
(3)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2018	2017
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,546,780 and $1,523,844, respectively)	$1,565,532	$1,557,803
Non-controlled, affiliated investments (amortized cost of $84,602 and $0, respectively)	83,932	—
Controlled, affiliated investments (amortized cost of $85,018 and $162,406, respectively)	56,505	135,920
Total investments at fair value (amortized cost of $1,716,400 and $1,686,250, respectively)	1,705,969	1,693,723
Cash and cash equivalents (restricted cash of $7,303 and $3,150, respectively)	10,575	6,665
Interest receivable	8,829	6,762
Prepaid expenses and other assets	4,951	13,088
Total Assets	$1,730,324	$1,720,238
Liabilities
Debt (net of deferred financing costs of $15,508 and $11,770, respectively)	$608,007	$703,428
Management fees payable to affiliate	7,069	6,219
Incentive fees payable to affiliate	9,356	5,628
Dividends payable	25,499	23,488
Other payables to affiliate	1,621	1,901
Other liabilities	15,570	10,290
Total Liabilities	667,122	750,954
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 65,501,897 and 60,336,281 shares issued, respectively; and 65,412,817 and 60,247,201 shares outstanding, respectively	655	603
Additional paid-in capital	991,919	906,521
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Distributable earnings	71,987	63,519
Total Net Assets	1,063,202	969,284
Total Liabilities and Net Assets	$1,730,324	$1,720,238
Net Asset Value Per Share	$16.25	$16.09

TPG Specialty Lending, Inc.
Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Year Ended	Year Ended	Year Ended
	December 31, 2018	December 31, 2017	December 31, 2016
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$232,517	$191,288	$167,819
Dividend income	196	345	1,727
Other income	11,298	9,617	12,685
Total investment income from non-controlled, non-affiliated investments	244,011	201,250	182,231
Investment income from non-controlled, affiliated investments:
Interest from investments	3,652	—	—
Other income	398	—	—
Total investment income from non-controlled, affiliated investments	4,050	—	—
Investment income from controlled, affiliated investments:
Interest from investments	13,763	9,443	9,975
Other income	90	204	204
Total investment income from controlled, affiliated investments	13,853	9,647	10,179
Total Investment Income	261,914	210,897	192,410
Expenses
Interest	42,761	27,441	23,108
Management fees	28,589	24,287	24,253
Incentive fees	30,515	25,497	22,703
Professional fees	7,208	5,431	8,446
Directors’ fees	414	405	390
Other general and administrative	5,226	4,827	4,382
Total expenses	114,713	87,888	83,282
Management and incentive fees waived	(63)	(85)	(430)
Net Expenses	114,650	87,803	82,852
Net Investment Income Before Income Taxes	147,264	123,094	109,558
Income taxes, including excise taxes	3,375	2,835	2,225
Net Investment Income	143,889	120,259	107,333
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(15,207)	10,090	44,676
Non-controlled, affiliated investments	(670)	—	—
Controlled, affiliated investments	(2,028)	7,668	(10,994)
Translation of other assets and liabilities in foreign currencies	5,455	(11,432)	(3,547)
Interest rate swaps	(1,701)	(1,031)	(333)
Total net change in unrealized gains (losses)	(14,151)	5,295	29,802
Realized gains (losses):
Non-controlled, non-affiliated investments	3,457	7,481	(772)
Controlled, affiliated investments	(14,890)	(21,776)	—
Foreign currency transactions	712	350	644
Total net realized gains (losses)	(10,721)	(13,945)	(128)
Total Unrealized and Realized Gains (Losses)	(24,872)	(8,650)	29,674
Increase in Net Assets Resulting from Operations	$119,017	$111,609	$137,007
Earnings per common share—basic and diluted	$1.86	$1.86	$2.34
Weighted average shares of common stock outstanding—basic and diluted	64,028,137	59,995,387	58,591,380

The Company’s investment activity for the years ended December 31, 2018, 2017, and 2016 is presented below (information presented herein is at par value unless otherwise indicated).

	For the Year Ended December 31,
($ in millions)	2018	2017	2016
New investment commitments:
Gross originations	$2,199.4	$2,251.5	$761.5
Less: Syndications/sell downs	1,291.2	1,178.9	198.8
Total new investment commitments	$908.2	$1,072.6	$562.7
Principal amount of investments funded:
First-lien	$798.2	$958.9	$518.0
Second-lien	0.8	—	—
Mezzanine	2.5	—	2.1
Equity and other	15.4	30.4	—
Total	$816.9	$989.3	$520.1
Principal amount of investments sold or repaid:
First-lien	$702.5	$906.0	$316.2
Second-lien	59.6	15.7	72.1
Mezzanine	—	11.5	23.7
Equity and other	28.2	18.3	4.5
Total	$790.3	$951.5	$416.5
Number of new investment commitments in new portfolio companies	26	22	14
Average new investment commitment amount in new portfolio companies	$31.8	$39.2	$35.2
Weighted average term for new investment commitments in new portfolio companies (in years)	5.2	4.8	4.3
Percentage of new debt investment commitments at floating rates (1)	99.1%	100.0%	99.6%
Percentage of new debt investment commitments at fixed rates	0.9%	—	0.4%
Weighted average interest rate of new investment commitments	10.5%	9.5%	9.1%
Weighted average spread over LIBOR of new floating rate investment commitments	8.1%	8.3%	8.3%
Weighted average interest rate on investments sold or paid down	10.6%	9.5%	8.6%

1)

Includes two fixed rate investments for the years ended December 31, 2018 and December 31, 2017 and one fixed rate investment for the year ended December 31, 2016 for which the Company entered into interest rate swap agreements to swap to floating rates.

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners, the global credit and credit-related investment firm partnered with TPG, with over $28 billion of assets under management as of September 30, 2018. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Source: TPG Specialty Lending, Inc.

Investors:

Lucy Lu, 212–601-4753

IRTSL@tpg.com

Media:

Patrick Clifford, 617-793-2004

PClifford@tssp.com